Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Sehat Sutardja, the chief executive officer of Marvell Technology Group Ltd. (the “Company”), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i)	the Annual Report of the Company on Form 10-K for the fiscal year ended February 2, 2013 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2013	By:	/S/ SEHAT SUTARDJA
Dr. Sehat Sutardja President and Chief Executive Officer (Principal Executive Officer)